Exhibit 99.1

Ichor Announces Preliminary Fourth Quarter 2020 Financial Results and View for First Quarter 2021;
as Well as Timing of Q4 Conference Call

FREMONT, Calif — January 12, 2021 — Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced preliminary results for the fourth quarter of 2020.

For the fourth quarter of 2020, Ichor expects to report:

•	Revenue of approximately $245 million, at the high end of the guidance range, and our 7th consecutive quarter of sequential revenue growth.
•	Positive cash flows from operations, with total cash of approximately $253 million at year-end 2020 and total debt of approximately $202 million.

Total cash at year-end 2020 also reflects approximately $139 million in net proceeds received from the December 9, 2020 equity offering of 4.6 million shares (including the overallotment option exercised in full on December 11, 2020). Excluding these proceeds, the net increase in cash over the third quarter was $35 million. For the first quarter of 2021, Ichor expects continued sequential revenue growth over the fourth quarter of 2020, with total sales currently expected to be in the range of $240 to $260 million.”

Fourth Quarter 2020 Earnings Conference Call Information

Just after 1:00pm Pacific Time on February 2nd, Ichor will issue its fourth quarter and full year 2020 earnings press release. Ichor will conduct a conference call to discuss its fourth quarter 2020 results and business outlook at 1:30pm Pacific Time that afternoon. The earnings press release and supplemental financial information will be available on Ichor's investor website, ir.ichorsystems.com, after the market close on February 2nd.

To listen to the live webcast of the conference call, please visit the investor relations section of Ichor's website at ir.ichorsystems.com, or go to the live link at https://webcasts.eqs.com/ichorholdings20210202/en. After the event, the on-demand webcast will be available at the same link. To listen to the conference call live via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), and reference meeting number 13714461.

About Ichor

We are a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor, and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision-machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers, as well as certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically-integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. We are headquartered in Fremont, CA.

Safe Harbor Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and include statements regarding the completion, timing, size and use of proceeds of the public offering that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the public offering.  These forward-looking statements are subject to risks and uncertainties that are beyond the Company’s ability to control.  For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company's Annual Report on Form 10‑K for the year ended December 27, 2019 and Quarterly Reports on Form 10‑Q for the quarterly periods ended March 27, 2020 and June 26, 2020, together with all of the other information contained in the prospectus supplement filed with the SEC on December 11, 2020. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Ichor Holdings, Ltd.

Contact:

Larry Sparks, CFO 510-897-5200

Claire McAdams, IR & Strategic Initiatives 530-265-9899

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.